Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of Rite Aid Corporation (“Rite Aid”) and JCG (PJC) USA, LLC (“Jean Coutu USA”). This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and notes of Rite Aid and Jean Coutu USA.

The accompanying unaudited pro forma combined financial statements give pro forma effect to Rite Aid’s acquisition of all of the membership interests of Jean Coutu USA (the “Acquisition”), assuming a purchase price of $2.3 billion in cash and the issuance of 250 million shares of Rite Aid common stock, using the purchase method of accounting.

The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price, final debt components or final allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired has not yet been completed. Final adjustments are likely to result in a materially different purchase price, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations. The effect of the changes to the statements of operations will depend on the final purchase price, and the nature and amount of the final purchase price allocation and could be material. The following unaudited pro forma consolidated financial statements do not give effect to the divestiture of the 24 stores that has been agreed to with the Federal Trade Commission or the additional 3 stores that has been agreed to with the Offices of the Attorney General of several states. These stores accounted for approximately $100 million in sales on a pro forma basis for the 52 week year ended March 3, 2007.

The pro forma financials do not reflect revenue opportunities and cost savings that we expect to realize after the acquisition. The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by Rite Aid or Jean Coutu USA in connection with the acquisition.

The unaudited pro forma combined balance sheet assumes that the acquisition took place on March 3, 2007 and combines Rite Aid’s audited March 3, 2007 balance sheet with the unaudited balance sheet of Jean Coutu USA as of March 3, 2007.

The unaudited pro forma combined statements of operations for the 52-week year ended March 3, 2007 assume that the acquisition took place on the first day of the period presented (i.e., March 5, 2006). The unaudited pro forma combined statement of operations for the 52-week fiscal year ended March 3, 2007 combines Rite Aid’s audited consolidated statement of operations for the 52-week fiscal year ended March 3, 2007 with Jean Coutu USA’s unaudited consolidated statement of operations for the 53-week period ended March 3, 2007. Reclassifications have been made to the statements of operations of Jean Coutu USA to conform it to Rite Aid’s financial statement classifications. In order to prepare the accompanying pro forma combined statement of operations, revenues of $2,428.1 million and net loss of $31.7 million for thirteen weeks ended May 27, 2006 for Jean Coutu USA were included in Jean Coutu USA’s 53 week period ended March 3, 2007.

The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

RITE AID CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(Dollars in millions)

	Rite Aid Corporation March 3, 2007	Jean Coutu USA March 3, 2007	Preliminary Pro Forma Adjustments for the Acquisition		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$106.1	$78.2	$—		184.3
Accounts receivable, net	374.5	388.8	—		763.4
Inventories, net	2,335.7	1,602.3	69.9	(1)	4,007.9
Prepaid expenses and other current assets	136.7	84.1	(10.4	)(2)	210.3
Total current assets	2,953.0	2,153.4	59.5		5,165.9
Property, plant and equipment, net	1,743.1	1,089.8	10.9	(3)	2,843.8
Goodwill	656.0	858.7	226.7	(4)	1,741.4
Other intangibles, net	178.2	654.3	(280.6	)(5)	551.9
Deferred tax assets	1,380.9	—	4.7		1,385.6
Other assets	179.8	199.9	(150.3	)(6)	229.4
Total assets	$7,091.0	$4,956.1	$(129.1)		$11,918.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long term debt and lease financing obligations	$16.2	$103.9	$(94.0	)(7)	$26.1
Accounts payable	902.8	708.5	—		1,611.3
Accrued salaries, wages and other current liabilities	670.9	423.7	—		1,094.6
Total current liabilities	1,589.9	1,236.1	(94.0)		2,732.0
Long term debt, less current maturities	2,910.0	2,973.0	(573.0	)(8)	5,310.0
Lease financing obligations, less current maturities	174.1	—	17.9	(9)	192.0
Other noncurrent liabilities	754.2	298.6	(113.5	)(10)	939.3
Total liabilities	$5,428.2	$4,507.7	$(762.6)		$9,173.3
Stockholders’ equity:
Preferred stock	—	6.2	(6.2)		—
Preferred stock, Series E	120.0	—	—		120.0
Preferred stock, Series G	129.9	—	—		129.9
Preferred stock, Series H	127.4	—	—		127.4
Preferred stock, Series I	116.4	—	—		116.4
Common stock	536.7	—	250.0		786.7
Additional paid in capital	3,118.3	607.4	232.6		3,958.3
Accumulated deficit	(2,462.2)	(165.2)	157.1		(2,470.3)
Accumulated other comprehensive loss	(23.7)	—	—		(23.7)
Total stockholders’ equity	1,662.8	448.4	633.5	(11)	2,744.7
Total liabilities and stockholders equity	$7,091.0	$4,956.1	$(129.1)		$11,918.0

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions)

	Rite Aid Corporation 52 weeks ended March 3, 2007	Jean Coutu USA 53 weeks ended March 3, 2007	Preliminary Pro Forma Adjustments for Acquisition		Pro Forma Combined

Revenues	$17,507.7	$9,807.9	$—		$27,315.6
Costs and expenses:
Cost of goods sold	12,791.6	7,409.3	15.7	(12)	20,216.6
Selling, general and administrative expenses	4,370.5	2,113.1	205.1	(12)	6,688.7
Store closing and impairment charges	49.2	—	16.7	(12)	65.9
Interest expense	275.2	289.4	(84.4	)(13)	480.2
Loss on debt modifications and retirements, net	18.7	—	—		18.7
Gain on sale of assets and investments, net	(11.1)	—	(0.8	)(12)	(11.9)
Depreciation and amortization	—	203.0	(203.0	)(12)	—
Interest income	—	(7.7)	7.7	(12)	—
Foreign currency gain	—	(6.8)	6.8	(14)	—
	17,494.1	10,000.3	(36.2)		27,458.2
Income (loss) before income taxes	13.6	(192.4)	36.2		(142.6)
Income tax (benefit) expense	(13.2)	(72.6)	13.6	(15)	(72.2)
Net income	26.8	$(119.8)	$22.6		$(70.4)

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The accompanying unaudited pro forma combined balance sheet assumes that the acquisition took place on March 3, 2007 and combines Rite Aid’s March 3, 2007 audited balance sheet with the unaudited balance sheet of Jean Coutu USA as of March 3, 2007.

On August 23, 2006, Rite Aid Corporation entered into the stock purchase agreement with Jean Coutu Group. Pursuant to the terms of and subject to the conditions set forth in the stock purchase agreement, Rite Aid will acquire all of the outstanding capital stock of Jean Coutu USA, which is engaged in the business of operating a network of retail pharmacy stores conducting business under the Brooks and Eckerd banners.

The aggregate purchase price for the acquisition of Jean Coutu USA will consist of $2.3 billion in cash, subject to a working capital adjustment and 250 million shares of Rite Aid common stock.

The unaudited pro forma consolidated financial statements do not give effect to the divestiture of the 24 stores that has been agreed to with the Federal Trade Commission or the additional 3 stores that has been agreed to with the Offices of the Attorney General of several states. These stores accounted for approximately $100 million in sales on a pro forma basis for the 52 week year ended March 3, 2007.

The accompanying unaudited pro forma combined statements of operations for the 52-week fiscal year ended March 3, 2007 assumes that the acquisition took place on the first day of the period presented (i.e., March 5, 2006). The unaudited pro forma combined statement of operations for the 52-week fiscal year ended March 3, 2007 combines Rite Aid’s audited consolidated statement of operations for the 52-week fiscal year ended March 3, 2007, with Jean Coutu USA’s unaudited consolidated statement of operations for the fiscal 53-week period ended March 3, 2007. Reclassifications have been made to the statement of operations of Jean Coutu USA to conform it to Rite Aid’s financial statement classifications. In order to prepare the accompanying pro forma combined statement of operations, revenues of $2,428.1 million and net loss of $31.7 million for the thirteen weeks ended May 27, 2006 for Jean Coutu USA were included in Jean Coutu USA’s 53 week period ended March 3, 2007.

You should be advised that the following pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by us or the combined company for the periods presented or that will be achieved by us or the combined company in the future.

Note 2—Unaudited Pro Forma Adjustments

The pro forma adjustments included in the accompanying statements are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill, has not yet been completed. Jean Coutu USA purchased the Eckerd stores from J.C. Penney Company, Inc. in July of 2004 and at that time recorded the Eckerd fixed assets, prescription file intangibles and favorable lease intangibles at their fair value, based upon the results of a valuation prepared by an independent third party. For purposes of the preliminary purchase price allocation, it is assumed that the fair values that will be assigned to these assets are based on the fair values assigned at the time of Jean Coutu USA’s purchase of the Eckerd stores. For the acquired stores representing Brooks stores which were not part of the July 2004 acquisition, the Company has assigned an estimated fair value to associated fixed assets, prescription file intangibles and favorable lease intangibles of the Brooks stores, assuming that the per store estimated fair value of these assets approximates the per store estimated fair value assigned to similar assets of the Eckerd stores as discussed above. Final adjustments are likely to result in a materially different purchase price, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations.

Unaudited Pro Forma Combined Balance Sheet

(1)           Represents the elimination of the LIFO reserve for Jean Coutu USA, in order to record the inventory of Jean Coutu USA at its estimated fair value.

(2)           Represents an intercompany receivable of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the acquisition.

(3)           Represents the component of the excess of the purchase price over the net book value of the assets of Jean Coutu USA allocated to property, plant and equipment of Jean Coutu USA.

(4)           Represents the addition of goodwill of $1,085.4 million related to Rite Aid’s acquisition of Jean Coutu USA less the elimination of $858.7 million of goodwill related to Jean Coutu USA’s acquisition of Eckerd. A preliminary calculation of the goodwill resulting from Rite Aid’s acquisition of Jean Coutu USA is shown below. The final allocation of the purchase price will likely have a material impact on the pro forma balance sheet and therefore final goodwill recorded could be materially different than the amount calculated below (in millions).

Cash to be paid via new debt issuance	$2,300.0
Issuance of Rite Aid common stock	1,090.0	(a)
Purchase price	3,390.0
Estimated transaction fees	43.5	(b)
Adjusted purchase price	3,433.5
Book value of Jean Coutu USA assets	(2,226.1	)(c)
Total purchase price adjustment	1,207.4
Purchase price adjustment allocated to tangible and identifiable intangible assets	(122.0	)(d)
Goodwill	$1,085.4

(a)           Based on a stock price of $4.36 per share. This amount is calculated based upon the average closing price of Rite Aid stock beginning two days prior to the announcement of Rite Aid’s purchase of Jean Coutu USA on August 24, 2006 and ending two days after that announcement.

(b)           Represents transaction fees incurred that will be capitalized as part of the purchase price allocation. Fees incurred to issue the debt to finance the acquisition will be capitalized and amortized over the term of the related debt instrument. See footnote 6 below.

(c)           Calculated by taking the book value of Jean Coutu USA at March 3, 2007 and adjusting for the elimination of intercompany assets and liabilities not acquired by Rite Aid and the elimination of goodwill, trade name intangible assets and related deferred tax liabilities related to Jean Coutu USA’s acquisition of Eckerd.

(d)           Includes adjustments for the elimination of the LIFO reserve of Jean Coutu USA ($69.9 million), purchase price allocation to property, plant and equipment ($10.9 million), purchase price allocation to prescription file intangibles ($57.5 million) and purchase price allocation to favorable lease intangibles ($14.9 million), less additional deferred tax liabilities related to the purchase price allocation of $31.2 million. After taking into account these adjustments, along with the other adjustments described in this Note 2, the preliminary fair value of the inventory, property, plant and equipment and identifiable intangibles acquired from Jean Coutu USA is $1.672 billion, $1.101 billion and $373.7 million, respectively.

(5)           Represents the elimination of the Eckerd trade name intangible asset of $353.0 million, the allocation of $57.5 million of the purchase price of Jean Coutu USA to prescription file intangibles and the allocation of $14.9 million of the purchase price of Jean Coutu USA to favorable lease intangibles.

(6)           Represents the receivable of $193.9 million of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the acquisition and the capitalization of an estimated $43.5 million of debt issue costs expected to be incurred by Rite Aid for debt issued to consummate the acquisition that will be amortized over the term of the related debt instruments.

(7)           Represents an intercompany payable of Jean Coutu USA to Jean Coutu Group that will not be assumed as part of the acquisition.

(8)           Represents intercompany debt of $2.955 billion from Jean Coutu USA to Jean Coutu Group that will not be assumed as part of the acquisition, the reclassification of $17.9 million of the long term portion of capital leases to lease financing obligations and the incurrence of $2.400 billion of debt by Rite Aid to finance the acquisition.

(9)           Represents the reclassification of Jean Coutu USA lease financing obligations to conform to Rite Aid presentation.

(10)         Represents elimination of Jean Coutu USA deferred tax liabilities of $144.7 million related to the Eckerd trade name asset and the addition of deferred tax liabilities resulting from the assignment of a portion of the purchase price allocation to identifiable tangible and intangible assets.

(11)         Reflects the elimination of the historical equity of Jean Coutu USA (which results in a reduction to pro forma equity of $448.4 million), the addition of equity recorded for the issuance of 250 million shares of Rite Aid common stock (which results in an increase in pro forma equity of $1,090.0 million; see footnote (4), sub-footnote (b) above) and the tax effected impact of a non-recurring commitment fee of $12.9 million related to bridge financing for the acquisition (which results in a reduction of pro forma equity of $8.1 million). The net effect of these adjustments to pro forma equity is an increase of $633.5 million.

Unaudited Pro Forma Combined Statements of Operations

(12)         Reflects the following pro forma adjustments (in millions):

Pro forma Impact
52 weeks ended March 3, 2007
Additional amortization expense resulting from the adjustment of the amortization period of Eckerd prescription file intangibles from ten years to five years (increase in SG&A)	$28.7
Additional depreciation and amortization expense resulting from an allocation of a portion of the purchase price of Jean Coutu USA representing the Brooks stores to:
—property plant and equipment (increase to cost of goods sold)	$0.5
—prescription file intangibles (increase in SG&A)	$11.5
—favorable lease intangibles (increase in SG&A)	$0.7
Reclassification of depreciation and amortization of Jean Coutu USA to:
—costs of goods sold (increase in cost of goods sold)	$15.2
—SG&A (increase in SG&A)	$187.8
Reclassification of interest income of Jean Coutu USA to SG&A (decrease in SG&A)	$7.7
Reclassification of amounts from SG&A to conform with Rite Aid’s presentation in the statement of operations.
—store closing and impairment charges (decrease in SG&A)	$16.7
—gain on sale of fixed assets (increase in SG&A)	$0.8

Depreciation expense related to the purchase price adjustment to property, plant and equipment is calculated as being depreciated over a 20 year period, as the Company’s assumption in the purchase price allocation is that the majority of this allocation is related to the fair value of improvements to leased locations. Therefore, the period used is the minimum period of the majority of Jean Coutu USA’s operating leases. Amortization expense related to the purchase price adjustment to favorable lease intangibles is calculated as being amortized over a 20 year period, which is the minimum period of the majority of Jean Coutu USA’s operating leases. Amortization expense related to the purchase price adjustment to prescription file intangibles is calculated as being amortized over a five year period, as this is the life that has been assigned recent prescription file intangible additions of the Company. The useful lives assigned in the final purchase price allocation could differ from these lives, which could have a material impact on depreciation and amortization expense. A $10.0 million adjustment to the value assigned to property plant and equipment would have an impact on annual depreciation expense of $0.5 million. A $10.0 million adjustment to the value assigned to favorable lease intangibles would have an impact on annual amortization expense of $0.5 million. A $10.0 million adjustment to the value assigned to prescription file intangibles would have an impact on annual amortization expense of $2.0 million.

(13)         Reflects the impact of eliminating the historical interest expense incurred by Jean Coutu USA for intercompany debt to Jean Coutu Group and adding interest expense to be incurred for the debt issued for the acquisition. A 1/8% change in LIBOR would increase or decrease our pro forma interest expense by approximately $2.0 million.

(14)         Reflects the elimination of loss on foreign currency exchange between Jean Coutu USA and Jean Coutu Group related to the Canadian dollar denominated intercompany debt that will not be acquired as a part of the acquisition.

(15)         Represents the tax effect of the pro forma adjustments, recorded at an estimated statutory rate of 37.5%.